SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.50% Notes due 2061	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:      333-176914      (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The material set forth in (i) the section captioned “Description of Debt Securities We May Offer” in the registrant’s registration statement on Form S-3 (No. 333-176914) and (ii) the Prospectus Supplement, dated October 19, 2011 to the registrant’s Prospectus, dated September 19, 2011, are each incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.
Item 2. Exhibits.
1.	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4.82 to the registrant’s Post-Effective Amendment No. 11 on Form S-3 (No. 333-130074), filed on July 17, 2008.

2.	Form of senior debt securities of The Goldman Sachs Group, Inc., incorporated herein by reference to Exhibit 4.83 to the registrant’s Post-Effective Amendment No. 11 on Form S-3 (No. 333-130074), filed on July 17, 2008.

3.	Prospectus Supplement, dated October 19, 2011, to The Goldman Sachs Group, Inc.’s Prospectus, dated September 19, 2011, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b)(2), filed on October 21, 2011.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 21, 2011	THE GOLDMAN SACHS GROUP, INC.

	By:	/s/ Alex E. Wolf

	Name:	Alex E. Wolf
	Title:	Assistant Treasurer